UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2025

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed under Item 5.07 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 15, 2025, PAVmed Inc. (the “Company”) held a special meeting of stockholders (the “2025 Special Meeting”). Stockholders representing approximately 53.8% of the shares outstanding and entitled to vote were present in person or by proxy. At the 2025 Special Meeting, the stockholders approved all the matters considered. A description of the matters and a tally of the votes on each such matter are set forth below.

1. a. A proposal to approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of shares of the Company’s common stock upon conversion of the Series C Convertible Preferred Stock (the “Series C Preferred Stock”) of the Company pursuant to the Certificate of Designations for such Series C Preferred Stock (the “Certificate of Designations”), which shares of Series C Preferred Stock are to be issued by the Company under the Exchange Agreement, dated as of November 15, 2024 (the “Debt Exchange Agreement”). The approval of the issuance was approved, as follows:

For	Against	Abstain	Broker Non-Votes
5,478,845	458,509	22,972	—

b. A proposal to approve, for the purposes of Listing Rule 5635 of Nasdaq, the issuance of shares of the Company’s common stock upon conversion of the Series C Preferred Stock of the Company pursuant to the Certificate of Designations, which shares of Series C Preferred Stock are to be issued by the Company under the Securities Purchase Agreement, dated as of November 20, 2024 (the “Securities Purchase Agreement”). The approval of the issuance was approved, as follows:

For	Against	Abstain	Broker Non-Votes
5,462,113	468,387	29,826	—

A fuller description of the transactions is set forth on pages 6 to 10 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 6, 2024 (the “Definitive Proxy Statement”), which description is incorporated herein by reference. The description of the transactions from the Definitive Proxy Statement does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, the Debt Exchange Agreement and the Securities Purchase Agreement, which are included as Exhibits 4.1, 10.1 and 10.2 to the Current Report on Form 8-K filed by the Company on November 21, 2024 and are incorporated herein by reference.

The Company expects to consummate the exchange of debt for Series C Preferred Stock pursuant to the Debt Exchange Agreement and the sale of Series C Preferred Stock pursuant to the Securities Purchase Agreement as promptly as practicable, and in any event prior to January 31, 2025.

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2. A proposal to approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the total number of shares of common stock the Company is authorized to issue by 200,000,000 shares, from 50,000,000 shares to 250,000,000 shares. The amendment was approved, as follows:

For	Against	Abstain	Broker Non-Votes
5,227,061	719,044	14,221	—

A fuller description of the amendment to the Certificate of Incorporation is set forth on pages 11 to 12 of the Definitive Proxy Statement, which description is incorporated herein by reference. The description of the amendment to the Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is included as Exhibit 3.1 to this current report on Form 8-K and is incorporated herein by reference.

A certificate of amendment reflecting the amendment to the Certificate of Incorporation was filed with the Delaware Secretary of State on January 15, 2025 and became effective on such date.

Because each of the foregoing proposals was approved, the adjournment proposal was not presented.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation dated January 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2025	PAVMED INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
President and Chief Financial Officer

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